EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 8, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jul 2007 – Jun 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.5%	-1.6%	3.0%	-2.8%	-2.5%	1.6%	3.7%	1.6%	12.1%	-18.7%	0.2	0.2
B**	-2.5%	-1.6%	2.7%	-3.4%	-3.1%	0.9%	N/A	0.9%	12.1%	-20.4%	0.1	0.1
Legacy 1***	-2.4%	-1.5%	3.9%	-0.8%	-0.8%	N/A	N/A	-1.6%	10.9%	-14.8%	-0.1	-0.2
Legacy 2***	-2.4%	-1.5%	3.7%	-1.3%	-1.1%	N/A	N/A	-2.0%	10.9%	-15.2%	-0.1	-0.3
Global 1***	-2.4%	-1.6%	4.2%	0.1%	-2.5%	N/A	N/A	-2.8%	10.3%	-14.6%	-0.2	-0.4
Global 2***	-2.4%	-1.6%	4.1%	-0.1%	-2.9%	N/A	N/A	-3.1%	10.3%	-15.4%	-0.3	-0.4
Global 3***	-2.4%	-1.6%	3.3%	-1.7%	-4.6%	N/A	N/A	-4.9%	10.3%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	3.8%	1.2%	6.4%	2.5%	15.3%	-0.3%	5.0%	-0.3%	19.1%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	-3.4%	-1.4%	4.1%	31.3%	13.5%	11.9%	8.9%	11.9%	13.1%	-12.3%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					29%
Energy	8%	Short	Natural Gas	2.1%	Short	7%	Short	Natural Gas	1.8%	Short
			Heating Oil	1.8%	Short			Heating Oil	1.8%	Short
Grains/Foods	13%	Short	Corn	2.6%	Short	13%	Short	Corn	2.7%	Short
			Sugar	1.9%	Short			Sugar	1.9%	Short
Metals	9%	Short	Gold	2.0%	Short	9%	Short	Gold	2.1%	Short
			Nickel	1.4%	Short			Nickel	1.4%	Short
FINANCIALS	70%					71%
Currencies	27%	Long $	Euro	4.7%	Short	28%	Long $	Euro	4.9%	Short
			Euro/Australian Dollar	2.7%	Short			Euro/Australian Dollar	2.6%	Short
Equities	14%	Short	S&P 500	1.6%	Long	13%	Short	Hang Seng Index	1.6%	Short
			Hang Seng Index	1.5%	Short			S&P 500	1.5%	Long
Fixed Income	29%	Long	U.S. Treasury Bond	5.8%	Long	30%	Long	U.S. Treasury Bond	5.9%	Long
			Bunds	4.9%	Long			Bunds	4.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished modestly higher due to upbeat sentiment regarding the global economy.  Supply concerns stemming from ongoing tension regarding the Iranian nuclear program also supported prices.  Natural gas prices moved higher due to bullish demand forecasts caused by warmer temperatures in the U.S.

Grains/Foods
U.S. grains markets moved sharply higher as forecasts for warm and dry weather fostered supply concerns.  Sugar prices moved nearly 5% higher as a result of processing delays caused by heavy rainfall in Brazil.

Metals
Gold prices declined following comments from the U.S. Federal Reserve Chairman which failed to provide definitive clarity on upcoming quantitative easing initiatives.  Base metals markets were predominantly weaker due to depressed industrial demand forecasts from Europe caused by the ailing Spanish debt markets.  Intraweek strength in the U.S. dollar also put pressure on the base and precious metals markets.

Currencies
Commodity-based currencies, including the Australian, New Zealand and Canadian dollars, strengthened following news China was reducing deposit and lending rates, which supported forecasts for increased Chinese demand for raw materials.  The Japanese yen weakened against counterparts as investors liquidated positions due to fears the Bank of Japan may further intervene in the currency markets to devalue the yen.

Equities
Global equity markets staged a strong rally on hopes Central Bank officials will take near-term steps to stimulate the growth of their respective economies.  The European Central Bank’s decision to keep interest rates unchanged also supported the equity markets.

Fixed Income
Fixed-income markets generally fell from recent highs as a more bullish outlook for the global economy drove investors to liquidate safe-haven positions.   The German Bund markets moved lower due to speculation Eurozone officials would be able to create a plan to avert another debt crisis in Spain.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.